EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports EPS of $0.22 in the First Quarter of 2016

GREENSBORO, N.C., April 28, 2016 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (NASDAQ:CLBH) today reported first quarter 2016 results with highlights as follows:

1st Quarter 2016 Financial Highlights

  Nonperforming assets declined to $8.1 million, or 1.15% of assets, at March 31, 2016 from $11.5 million, or 1.6% of assets, at March 31, 2015. Net loan loss recoveries were $97,000 and $134,000 in the first quarters of 2016 and 2015, respectively.
  Average non-interest bearing demand deposits increased 17.3% in the first quarter of 2016 from average non-interest bearing demand deposits in first quarter of 2015.
  Gain on the sale of SBA loans was $237,000 in the first quarter of 2016 compared to no gains in the first quarter of 2015.
  Book value per common share increased to $12.45 at March 31, 2016 from $12.18 at December 31, 2015 and $11.48 at March 31, 2015.
  Net income available to common shareholders decreased to $1,101,000, or $0.22 per diluted common share, in the first quarter of 2016 from $1,382,000, or $0.40 per diluted common share, in the first quarter of 2015.
  New loans originated, excluding residential mortgage loans held for sale, increased to $69.3 million in the first quarter of 2016 compared to $33.6 million in the first quarter of 2015. Loans outstanding decreased during the quarter due to the timing of construction loan pay-offs and delayed funding of some of the new construction loan originations.
  The Mortgage Division had a net loss of $166,000 in the first quarter of 2016 compared to net income of $439,000 in the first quarter of 2015.

Robert T. Braswell, President and CEO, commented, “I am pleased to report that our SBA lending has kicked into high gear with the recognition of $237,000 in gains during the quarter. This new lending niche provides Carolina Bank customers with additional options. Although outstanding loans declined during the quarter due to the timing of construction loan pay-offs, we expect loans outstanding to grow in the near future as recently originated loans fund up. While commercial loan originations were strong, residential mortgage activity was weak due to seasonal factors and due to delays related to new regulatory requirements. Applications for residential mortgage loans have recently increased which should boost originations in the mortgage division in the second quarter.”

“We continue to build shareholder value with our continued emphasis on non-interest bearing demand deposits which grew, on an average basis, over 17% during the first quarter of 2016 from a year ago same quarter. We are also pleased with the improvement in our credit quality over the past few years which eliminated the need to make a provision for loan losses during the first quarter of 2016,” said Braswell.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, three in Greensboro, one in Asheboro, one in High Point, one in Burlington, and two in Winston-Salem. Residential mortgage loan production offices are located in Burlington, Chapel Hill, and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company’s stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company’s web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	March 31,	December 31,
	2016	2015
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$5,466	$6,559
Interest-bearing deposits with banks	87,254	69,233
Bank term deposits	19,839	16,604
Securities available-for-sale, at fair value	46,482	47,360
Securities held-to-maturity (fair values of $15,109 in 2016 and $15,226 in 2015)	14,600	14,954
Loans held for sale	36,133	39,583
Loans	455,139	465,804
Less allowance for loan losses	(5,969)	(5,872)
Net loans	449,170	459,932
Premises and equipment, net	18,803	19,007
Other real estate owned	4,587	4,592
Bank-owned life insurance	11,936	11,843
Other assets	11,434	11,131
Total assets	$705,704	$700,798

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$132,235	$125,189
NOW, money market and savings	343,623	349,815
Time	125,215	132,303
Total deposits	601,073	607,307

Advances from the Federal Home Loan Bank	12,654	2,681
Securities sold under agreements to repurchase	47	47
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	9,633	10,014
Total liabilities	643,017	639,659

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares;
Series A preferred stock - none issued and outstanding	-	-
Series B convertible preferred stock - none issued and outstanding	-	-
Common stock, $1 par value; authorized 20,000,000 shares; issued
and outstanding 5,037,108 in 2016 and 5,021,330 in 2015	5,037	5,021
Additional paid-in capital	29,383	29,234
Retained earnings	27,275	26,174
Stock in directors' rabbi trust	(1,931)	(1,831)
Directors' deferred fees obligation	1,931	1,831
Accumulated other comprehensive income	992	710
Total stockholders’ equity	62,687	61,139
Total liabilities and stockholders’ equity	$705,704	$700,798

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months
	Ended March 31,
	2016	2015
	(in thousands, except per share data)
Interest income
Loans	$5,830	$5,992
Investment securities, taxable	392	338
Investment securities, non taxable	118	122
Interest from deposits in banks	154	61
Total interest income	6,494	6,513

Interest expense
NOW, money market, savings	239	239
Time deposits	262	312
Other borrowed funds	222	152
Total interest expense	723	703

Net interest income	5,771	5,810
Provision for loan losses	-	300
Net interest income after provision for loan losses	5,771	5,510
Non-interest income
Service charges	291	303
Mortgage banking income	1,703	2,907
Gain on sale of SBA loans	237	-
Other	58	73
Total non-interest income	2,289	3,283

Non-interest expense
Salaries and benefits	4,237	4,318
Occupancy and equipment	749	776
Foreclosed property expense (income)	45	(131)
Professional fees	415	449
Outside data processing	274	274
FDIC insurance	93	131
Advertising and promotion	277	193
Stationery, printing and supplies	131	151
Other	409	381
Total non-interest expense	6,630	6,542

Income before income taxes	1,430	2,251
Income tax expense	329	622
Net income	1,101	1,629
Dividends and accretion on preferred stock	-	247
Net income available to common stockholders	$1,101	$1,382
Net income per common share
Basic	$0.22	$0.40
Diluted	$0.22	$0.40

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
First Quarter 2016
(unaudited)
	Quarterly					Years Ended
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
($ in thousands except for share data)	2016	2015	2015	2015	2015	2015	2014

EARNINGS
Net interest income	$5,771	6,081	5,889	5,865	5,810	23,645	23,257
Provision for loan losses	$-	(200)	450	535	300	1,085	1,436
NonInterest income	$2,289	2,591	3,641	4,128	3,283	13,643	9,413
NonInterest expense	$6,630	7,276	7,015	7,101	6,542	27,934	27,004
Net income	$1,101	1,036	1,436	1,666	1,629	5,767	3,346
Net income available to common stockholders	$1,101	1,036	1,436	1,572	1,382	5,426	2,413
Basic earnings per common share	$0.22	0.21	0.29	0.38	0.40	1.24	0.70
Diluted earnings per common share	$0.22	0.21	0.29	0.32	0.40	1.17	0.70
Average common shares outstanding	5,036,150	5,008,301	4,990,163	4,099,303	3,434,680	4,389,086	3,431,385
Average diluted common shares outstanding	5,041,038	5,019,056	5,000,352	4,988,938	3,451,902	4,620,411	3,433,603

PERFORMANCE RATIOS
Return on average assets *	0.63%	0.59%	0.83%	0.96%	0.97%	0.84%	0.50%
Return on average common equity ** *	7.14%	6.79%	9.59%	11.38%	13.24%	9.96%	6.05%
Net interest margin (fully-tax equivalent) *	3.61%	3.79%	3.74%	3.65%	3.75%	3.73%	3.80%
Efficiency ratio	80.98%	83.05%	72.94%	70.38%	71.21%	74.18%	81.78%
Efficiency ratio (excluding mortgage division)	71.95%	75.06%	73.29%	69.79%	68.63%	71.72%	71.73%
# full-time equivalent employees - period end	190	192	190	192	191	192	189

CAPITAL
Equity to period-end assets	8.88%	8.72%	8.72%	8.55%	9.60%	8.72%	7.75%
Common tangible equity to assets	8.88%	8.72%	8.72%	8.55%	6.07%	8.72%	6.13%
Tier 1 leverage capital ratio - Bank	9.74%	9.71%	9.65%	9.24%	9.20%	9.71%	9.11%
Tier 1 risk-based capital ratio - Bank	12.62%	12.09%	11.66%	11.23%	11.25%	12.09%	11.42%
Total risk-based capital ratio - Bank	14.40%	13.81%	13.90%	13.21%	13.50%	13.81%	13.67%
Book value per common share	$12.45	12.18	12.04	11.72	11.48	12.18	12.13

ASSET QUALITY
Net loan charge-offs (recoveries)	$(97)	1,495	(1,321)	1,694	(134)	1,733	2,579
Net charge-offs (recoveries) to average loans *	-0.08%	1.29%	-1.15%	1.45%	-0.11%	0.37%	0.56%
Allowance for loan losses	$5,969	5,872	7,567	5,795	6,954	5,872	6,520
Allowance for loan losses to loans held invst.	1.31%	1.26%	1.62%	1.26%	1.49%	1.26%	1.38%
Nonperforming loans	$3,519	3,110	8,964	11,716	6,362	3,110	6,458
Performing restructured loans	$12,078	9,687	9,317	9,450	9,548	9,687	9,774
Other real estate owned	$4,587	4,592	5,073	5,352	5,116	4,592	5,610
Nonperforming loans to loans held for investment	0.77%	0.67%	1.92%	2.54%	1.36%	0.67%	1.37%
Nonperforming assets to total assets	1.15%	1.10%	2.04%	2.50%	1.62%	1.10%	1.78%

END OF PERIOD BALANCES
Total assets	$705,704	700,798	688,974	683,685	710,672	700,798	679,263
Total loans held for investment	$455,139	465,804	465,889	461,000	467,232	465,804	472,189
Total deposits	$601,073	607,307	596,489	592,719	609,417	607,307	594,898
Stockholders' equity	$62,687	61,139	60,098	58,460	68,238	61,139	52,655

AVERAGE BALANCES
Total assets	$702,473	692,522	684,917	699,101	682,777	689,842	664,812
Total earning assets	$657,915	646,158	633,304	654,317	638,368	643,031	620,996
Total loans held for investment	$466,301	463,285	459,538	465,914	472,073	465,163	462,870
Total non interest-bearing demand deposits	$129,367	125,279	119,074	118,577	110,318	118,355	94,618
Common stockholders' equity	$61,979	60,522	59,384	55,414	42,341	54,479	39,904

* annualized for all periods presented
**return on average common equity is computed using net income available to common stockholders

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Carolina Bank Holdings, Inc.
T. Allen Liles, EVP and CFO
Telephone: 336-286-8746
Email: a.liles@carolinabank.com